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                                   ASSIGNMENT

         Whereas I, William Kelly, have made certain inventions or discoveries (or both) set forth in preliminary applications for Letters Patent of the Republic of Ireland bearing application numbers 990820, 991032, 990646, which applications were executed by me on _____________________, and ________________
_____________ respectively (the "Applications"); and

         Whereas CorkOpt Limited ("Assignee"), whose address is Penrose Wharf, Penrose Quay, Cork and which, together with its successors and assigns, is hereinafter called "Assignee," is desirous of acquiring the title, rights, benefits, and privileges hereinafter recited;

         Now, Therefore, for valuable consideration furnished by Assignee to me as beneficial owner, receipt and sufficiency of which I hereby acknowledge, I hereby, without reservation:

         1. Grant, transfer and convey to Assignee free from all liens charges and encumbrances my entire right, title, and interest in and to said inventions and discoveries, said application for Letters Patent any and all other applications for Letters Patent on said inventions and discoveries in whatsoever countries, including all divisional, renewal, substitute, continuation, continuation-in-part, and Convention applications based in whole or in part upon said inventions or discoveries, or upon said applications, and any and all Letters Patent, reissues, re-examinations, and extensions of Letters Patent granted for said inventions and discoveries or upon said applications, and every priority right that is or may be predicated upon or arise from said inventions, said discoveries, said applications, and said Letters Patent TO HOLD the same unto the Assignee absolutely;

         2. Authorize Assignee to file patent application in any or all countries on any or all of said inventions and discoveries in my name or in the name of Assignee or otherwise as Assignee may deem advisable, under the International Convention or otherwise;

         3. Authorize and request the Commissioner of Patents and Trademarks of the United States of America and the empowered officials of all other governments to issue or transfer all said Letters Patent to Assignee, as assignee of the entire right, title, and interest therein or otherwise as Assignee may direct;

         4. Warrant that I have not knowingly conveyed to others any right in said inventions, discoveries, applications, or patents or any license to use the same or to make, use, or sell anything embodying or utilizing any of said inventions or discoveries; and that I have good right to assign the same Assignee without encumbrance;

         5. Bind my heirs, legal representatives and assigns, as well as myself, to do, upon Assignee's request and at Assignee's expense, but without additional consideration to myself or them, all acts reasonably serving to assure that the said inventions and discoveries, the said Patent Applications, and the said Letters Patent shall be held and enjoyed by Assignee as fully and entirely as the same could have been held and enjoyed by me, my heirs, legal representatives, and assigns if this assignment had not been made; and particularly to execute and deliver to Assignee at my own expense all lawful application documents including petitions, specifications, and oaths, and all assignments, disclaimers, and lawful affidavits in form and substance as may be requested by Assignee or its nominee; to communicate to

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Assignee all facts known to me relating to said inventions and discoveries or the history thereof; and to furnish Assignee with any and all documents, photographs, models, samples, and other physical exhibits in my control or in the control of my heirs, legal representatives or assigns which may be useful for establishing the facts of my conceptions, disclosures, and reduction to practice of said inventions and discoveries.

         6. Authorises Assignee to recover and take all such proceedings as may be necessary for the recovery of damages or otherwise in respect of all infringements of any patent or patents granted pursuant to the Applications, whether such infringements take place before or after the date of this Assignment.

The Assignor undertakes that he will not for a period of two years from the date of this Assignment publish or disclose any particulars of the inventions the subject matter of the Applications or the Applications to any person.



         In testimony of which I have executed this Assignment as an instrument under seal on the dates indicated next to my name.




                                          DECLARED at
                                          in the City of Cork by the said
                                          William Kelly this               day
                                          of              2000 before me a
                                          Commissioner for Oaths/Practising
                                          Solicitor and I know the Declarant

                                          -----------------------------------
                                          COMMISSIONER FOR OATHS /
                                          PRACTISING SOLICITOR